Exhibit 4.2

EXECUTION COPY

FOURTH AMENDMENT TO CREDIT AGREEMENT

THIS FOURTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) dated as of March __, 2009 is by and among Wausau Paper Corp., a Wisconsin corporation (the “Borrower”), certain subsidiaries of the Borrower identified as Subsidiary Guarantors on the signature pages hereto, the Lenders identified on the signature pages hereto and Bank of America, N.A., as Administrative Agent (the “Administrative Agent”), Swing Line Lender and L/C Issuer.

W I T N E S S E T H

WHEREAS, a $165 million revolving credit facility has been established in favor of the Borrower pursuant to the terms of that certain Credit Agreement dated as of July 27, 2006 (as amended by that certain First Amendment to Credit Agreement dated as of December 21, 2006, that certain Second Amendment to Credit Agreement dated as of October 19, 2007 and that certain Third Amendment to Credit Agreement dated as of August 20, 2008, and as further amended, restated, modified or supplemented from time to time, the “Credit Agreement”) among the Borrower, certain Subsidiaries of the Borrower from time to time party thereto (the “Guarantors”), the Lenders from time to time party thereto (the “Lenders”) and the Administrative Agent;

WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement to modify certain provisions contained therein; and

WHEREAS, the Required Lenders have agreed to amend the Credit Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.

Defined Terms.  Capitalized terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

2.

Amendments.  Subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, as of the date hereof the Credit Agreement is hereby amended as follows:

(a)

 The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by:

(i) deleting the table therein in its entirety and replacing it with the table below, and

Applicable Rate
Pricing Level	Consolidated Leverage Ratio	Facility Fee	Eurodollar Rate Loans and Letters of Credit	Base Rate Loans
1	< 20.0%	0.325%	1.425%	0.425%
2	> 20.0% but < 30.0%	0.350%	1.525%	0.525%
3	> 30.0% but < 40.0%	0.375%	1.625%	0.625%
4	> 40.0% but < 50.0%	0.500%	1.750%	0.750%
5	> 50.0%	0.750%	2.000%	1.000%

(ii) adding the following sentence to the end of such definition:

“Effective immediately upon the Fourth Amendment Effective Date, the Applicable Rates shall be adjusted to reflect those set forth in the pricing grid contained in the Fourth Amendment.”

(b)

The following new definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:

“Fourth Amendment” means that certain Fourth Amendment to Credit Agreement dated as of March __, 2009 by and among the Borrower, the Guarantors, the Lenders and the Administrative Agent.

“Fourth Amendment Effective Date” means March __, 2009.

“1999 Note Agreement” has the meaning set forth in the Existing Intercreditor Agreement.

(c)

Section 7.13 of the Credit Agreement is hereby amended by deleting the reference to “(as defined in the Existing Intercreditor Agreement)” in clause (a) thereof.

(d)

Section 8.01(c) of the Credit Agreement is hereby amended and restated in its entirety as follows:

“(c)

Minimum Net Worth.  The Loan Parties will not at any time permit Consolidated Net Worth to be less than: (i) $200,000,000 plus (ii) the sum, as of the end of each fiscal quarter commencing with the end of the fiscal quarter ended December 31, 2007, of (A) 25% of Consolidated Net Income for the fiscal quarter then ended (with no deduction for a net loss in any such fiscal quarter), and (B) 100% of the proceeds of the issuance of any Equity Interests, such increases to be cumulative; provided, however, that (I) this Section 8.01(c) shall be deemed terminated and no longer applicable as of the date on which the 1999 Note Agreement is amended to terminate the application of the corresponding minimum net worth covenant set forth therein and (II) the calculation of

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Consolidated Net Worth for purposes of this Section 8.01(c) (only) shall be adjusted to exclude all “Accumulated other comprehensive income or loss” as shown on the Borrower's Consolidated balance sheet (i.e., there will be added back to Consolidated Net Worth any such amount that is shown as a negative number and there will be subtracted from Consolidated Net Worth any such amount that is shown as a positive number); provided further, however, that the aggregate amount of all such amounts added back to Consolidated Net Worth pursuant to this proviso as of any such date shall not exceed $70,000,000.”

(e)

Section 8.01 of the Credit Agreement is hereby further amended by inserting the following proviso immediately before the “.” at the end thereof (and two lines below clause (c) of Section 8.01):

“; provided, however, that this Section 8.01 shall be deemed amended as of the date on which the 1999 Note Agreement is amended to either (x) make any of the financial covenants set forth therein that are also set forth herein more restrictive than such covenant as set forth herein or (y) add a new financial covenant that is not set forth herein, in either case such that the financial covenants set forth in this Section 8.01 are substantively no less restrictive than the financial covenants in the 1999 Note Agreement, as amended”

(f)

Section 8.05 of the Credit Agreement is hereby amended by deleting the word “The” at the beginning thereof and replacing it with: “Except as set forth in the 1999 Note Agreement and as otherwise set forth herein, the”.

(g)

Article VIII of the Credit Agreement is hereby amended by inserting the following new Section 8.12 immediately after Section 8.11:

8.12

Limitation on Restricted Payments

The Borrower will not, and will not permit any of its Subsidiaries to, declare or pay any dividends or make any distributions on its capital stock (other than dividends payable by the Borrower consisting only of its own common stock) or redeem, repurchase or otherwise acquire or retire any of its capital stock at any time outstanding or set aside funds for any of the foregoing, except that (i) any Subsidiary may declare and pay dividends or make distributions to the Borrower or to a Loan Party and (ii) the Borrower may declare and pay dividends on its capital stock consistent with past practices after the Series B Notes (as defined in the 1999 Note Agreement) have been paid in full, provided that (1) no Default or Event of Default exists or would result from any such dividend payment and (2) the Borrower is (before and after giving effect to the proposed dividend) in full compliance with the portion of Section 8.01(c) prior to the first proviso thereto without giving any effect to clause (II) of the first proviso thereto (i.e., without giving effect to the adjustment to exclude “accumulated other comprehensive income or loss”).

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3.

Conditions Precedent.  This Amendment shall become effective as of the date hereof upon receipt by the Administrative Agent of the following:

(a)

counterparts of this Amendment duly executed by the Borrower, the Guarantors and the Required Lenders; and

(b)

(i) an amendment fee, for the benefit of each Lender executing this Amendment, equal to 15.0 basis points on each such Lender’s Commitment as of the date hereof and (ii) all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC; and

(c)

(i) receipt, and approval by the Required Lenders, of the final form of an amendment to the 1999 Note Agreement whereby the minimum net worth covenant set forth therein is modified to correspond to the terms of Section 8.01(c) of the Credit Agreement as amended hereby (the “Note Amendment”) and (ii) evidence of the concurrent effectiveness of the Note Amendment.

4.

Representations and Warranties.  Each of the Borrower and each Guarantor hereby represents and warrants that (a) it has the requisite corporate power and authority to execute, deliver and perform this Amendment, (b) it is duly authorized to, and has been authorized by all necessary corporate action to, execute, deliver and perform this Amendment, (c) no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by it of this Amendment, (d) the execution, delivery and performance by it of this Amendment do not and will not conflict with, result in a breach of or constitute a default under the articles of incorporation, bylaws or other organizational documents of either the Borrower or the Guarantors or any of their Subsidiaries or any indenture or other material agreement or instrument to which any such Person is a party or by which any of its properties may be bound or the approval of any Governmental Authority relating to such Person except as could not reasonably be expected to have a Material Adverse Effect, (e) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Fourth Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of this Amendment, the representations and warranties contained in Section 5.13 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement and (f) after giving effect to this Amendment, no Default or Event of Default exists under the Credit Agreement on and as of the date hereof or will occur as a result of the transactions contemplated hereby.

5.

No Other Changes; Ratification.  Except as expressly modified hereby, all of the terms and provisions of the Credit Agreement (including schedules and exhibits thereto) and the other Loan Documents shall remain in full force and effect.  The term “this Agreement” or “Credit Agreement” and all similar references as used in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment.  Except as herein

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specifically agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.  This Amendment shall be deemed a Loan Document as referred to, and defined in, the Credit Agreement for all purposes.

6.

Costs and Expenses.  The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen PLLC.

7.

Counterparts; Facsimile; Email.  This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.  Delivery of an executed counterpart of this Amendment by telecopy or email (in PDF format) by any party hereto shall be effective as such party’s original executed counterpart.

8.

Governing Law.  This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of New York.

9.

Entirety. This Amendment and the other Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof.  This Amendment and the other Loan Documents represent the final agreement between the parties and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties.  There are no oral agreements between the parties.

10.

Acknowledgment of Loan Parties.  Each of the Loan Parties affirms and acknowledges that this Amendment constitutes a Loan Document under the Credit Agreement and any reference to the Loan Documents under the Credit Agreement contained in any notice, request, certificate or other document executed concurrently with or after the execution and delivery of this Amendment shall be deemed to include this Amendment unless the context shall otherwise specify.

11.

Acknowledgment of Guarantors.  The Guarantors acknowledge and consent to all of the terms and conditions of this Amendment and agree that this Amendment and any documents executed in connection herewith do not operate to reduce or discharge the Guarantors’ obligations under the Credit Agreement or the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Amendment to be duly executed and delivered as of the date first above written.

BORROWER:

WAUSAU PAPER CORP.

By:  SCOTT P. DOESCHER

Name: Scott P. Doescher

Title: Executive Vice President, Finance

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

SUBSIDIARY GUARANTORS:

WAUSAU PAPER SPECIALTY PRODUCTS, LLC,

a Wisconsin limited liability company

WAUSAU PAPER PRINTING & WRITING, LLC,

a Wisconsin limited liability company

WAUSAU PAPER TOWEL & TISSUE, LLC,

a Wisconsin limited liability company

By:  SCOTT P. DOESCHER

Name:

Scott P. Doescher

Title: Executive Vice President, Finance/Manager

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

ADMINISTRATIVE

BANK OF AMERICA, N.A., as
AGENT:

Administrative Agent

By:  JOAN MOK

Name:  Joan Mok

Title:  Vice President

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

LENDERS:

BANK OF AMERICA, N.A., as a Lender, Swing Line Lender and as L/C Issuer

By:  MICHAEL L. LETSON, JR.

Name:  Michael L. Letson, Jr.

Title:  Vice President

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

M&I MARSHALL & ILSLEY BANK,

as a Lender

By:  RONALD J. CAREY

Name:  Ronald J. Carey

Title:  Vice President

By:  DAN DEFNET

Name:  Dan Defnet

Title:  Senior Vice President

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

HARRIS N.A.,

as a Lender

By:  SCOTT MORRIS

Name:  Scott Morris

Title:  Vice President

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

NORTHWEST FARM CREDIT SERVICES, PCA,

as a Lender

By:  CAROL J. MAGNESS

Name:  Carol J. Magness

Title:  Vice President

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT

WELLS FARGO BANK N.A.,

as a Lender

By:  THOMAS J. FAMEREE

Name:  Thomas J. Fameree

Title:  Vice President

WAUSAU PAPER CORP.

FOURTH AMENDMENT TO CREDIT AGREEMENT